                                                                    EXHIBIT 99.1

                 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

                           PURSUANT TO 18 U.S.C. 1350

               (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)



I, KUO-AN WANG, President and Chief Executive Officer (principal executive officer) of Kid Castle Educational Corporation (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the period ended March 31, 2003 of the Registrant (the "Report"):

      (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

  /s/ Kuo An Wang
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Name: Kuo-An Wang
Date: May 20, 2003